UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200 Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on April 27, 2011, the stockholders of WSB Holdings, Inc. (the “Company”) approved the adoption of the WSB Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”).

The purpose of the Plan is to advance the interests of the Company by providing directors and selected employees of the Washington Savings Bank (the “Bank”), the Company and their affiliates with the opportunity to acquire shares of the Company’s common stock.  By encouraging stock ownership, we seek to attract, retain and motivate the best available personnel for positions of substantial responsibility, to provide additional incentive to directors and selected employees of the Company, the Bank and their affiliates to promote the success of the business as measured by the value of our shares, and generally to increase the commonality of interests among directors, employees, and other stockholders.

The Plan provides for the grant of stock options (including incentive stock options within the meaning of Code section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, and other stock-based awards, or any combination of the foregoing, in accordance with the terms thereof.

All of Company’s, the Bank’s and their affiliates’ employees, including executive officers, non-employee directors, and all other individuals providing bona fide services to or for the Company, the Bank or an affiliate, such as consultants and independent contractors (“eligible persons”), are eligible to receive grants of awards under the Plan.

Description of the Plan

A summary of the material provisions of the Plan is set forth below.  This summary is qualified in its entirety by the detailed provisions of the Plan.  A copy of the Plan and forms of agreement under the Plan are exhibits to this Form 8-K.

Administration

The Plan is administered by the Company’s Board of Directors or a committee that may be appointed by the Board (the “Administrator”).  Currently, the Compensation Committee of the Board of Directors administers the Plan.  In addition, as permitted by applicable law, the Board may authorize an officer or officers to grant awards under the Plan, other than stock awards, to other officers and employees of WSB and its affiliates, who serves as the Administrator of the Plan to the extent authorized.  Subject to the terms of the Plan, the Administrator may determine the eligible persons to whom awards are granted, the, type of awards to be granted, the number of shares of common stock covered by or used for reference purposes for each award, whether to modify, amend, extend or renew existing awards, and the terms, limitations, restrictions and conditions of all awards, including the exercise price of options, whether an option is an incentive stock option or a non-qualified stock option, exceptions to nontransferability, any performance goals applicable to awards and provisions relating to vesting and the period of exercise or restriction.

Subject to the provisions of the Plan, the Administrator may construe and interpret the Plan and awards granted under the Plan (including the agreements evidencing such awards).  The Administrator may adopt, and interpret such rules and regulations relating to the Plan and make all other determinations for the administration of the Plan.  The determinations of the Administrator on the matters outlined above are binding and final.

Stock Subject to the Plan

The maximum number of shares of our common stock that may be issued with respect to awards granted under the Plan is 500,000 plus (i) any shares of common stock that are available under the Washington Savings Bank 2001 Stock Option and Incentive Plan (the “2001 Plan”) as of its termination date (which was April 27, 2011, the date the stockholders approved the Plan) and (ii) shares of common stock subject to options granted under the 2001 Plan that expire or terminate without having been fully exercised.  In no event, however, may the number of shares issuable pursuant to incentive stock options exceed 500,000.

If our outstanding common stock changes as a result of a stock dividend, spin-off, stock split split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination or similar event, then (a) the maximum number of shares of common stock as to which awards may be granted under the Plan and (b) the number of shares covered by and the exercise price and other terms of outstanding awards will automatically be adjusted to reflect such event, unless the Board of Directors determines that no adjustment to the maximum number of shares issuable under the Plan will be made.

If an option expires or terminates without having been fully exercised, or if shares of restricted stock are forfeited, then the unissued shares of common stock that had been subject to the award will be available for the grant of additional awards.

Stock Options

The Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not qualify as incentive options.  Incentive stock options may only be granted to employees of the Company, the Bank or an eligible affiliate on the date of grant.  Each option granted under the Plan will be identified either as a non-qualified stock option or an incentive stock option and will be evidenced by an agreement that specifies the terms and conditions of the option.

The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Company’s common stock on the date of grant.  However, in the case of an incentive stock option granted to an employee who, on the date of grant, is the beneficial owner of at least 10% of the Company’s common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The period during which an option granted under the Plan will be exercisable, as determined by the Administrator, will be set forth in the agreement evidencing the option award.  However, an incentive stock option may not be exercisable for more than ten years from its date of grant.

At the discretion of the Administrator, options granted under the Plan may include a “re-load” feature pursuant to which a participant exercising an option by the delivery of common stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the common stock on the date the additional option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original option.

Other awards

The Administrator may also award:

Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants awards of stock appreciation rights (“SARs”).  The holder of a SAR is entitled to receive upon exercise the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of the Company’s common stock over the base price per share of the SAR, which may not be less than the fair market value on the date of grant.  Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of common stock, cash, or any combination of common stock and cash, as specified in the applicable grant agreement or as determined in the sole discretion of the Administrator.  No fractional shares will be used for such payment and the Administrator will determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

Restricted and Unrestricted Stock awards.  The Administrator may grant shares of restricted or unrestricted stock, subject to the terms and conditions in the Plan.  Shares of restricted stock granted under the Plan will consist of shares of common stock that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as determined by the Administrator, including but not limited to duration of service or the achievement of one of more performance goals (as discussed further below).  Generally, if the Participant’s employment or service as a director terminates during the vesting period for any reason other than in connection with a change of control or because of the Participant’s retirement, death or disability, any shares of unvested restricted stock will be forfeited.  Under the Plan, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed on any award of restricted stock after the issuance of such award on such terms and conditions as the Administrator deems appropriate.

Phantom Stock.  The Administrator may grant awards to eligible participants denominated in stock-equivalent units.  A grant of phantom stock entitles the holder thereof to receive the market value of an equivalent number of shares of common stock on the settlement date determined by the Administrator.  An award of phantom stock may be settled in common stock, cash or in a combination of common stock and cash.  The Administrator will determine the other terms and conditions of any phantom stock award, which will be set forth in the agreement evidencing the award.

Performance awards.  The Administrator may, in its sole discretion, grant performance awards under the Plan, which become payable on account of attainment of one or more performance goals established by the Administrator.  Performance awards may be paid by the delivery of common stock, cash or any combination of common stock and cash.

Performance goals established by the Administrator may be based on one or more business criteria that apply to either an individual or group of individuals, the Company, the Bank and/or one or more of its affiliates and over such period as the Administrator may designate.  Such performance goals can be based on operating income, earnings or earnings growth, sales, return on assets, equity or investments, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Other Stock-Based awards

The Administrator is also authorized to grant other stock-based awards to eligible persons that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company’s common stock, subject to terms and conditions in the Plan.

General Provisions

Transferability.  Except as otherwise determined by the Administrator and set forth in the agreement evidencing an award (and in any case with respect to an incentive stock option), no award granted under the Plan is transferable other than by will or the applicable laws of descent and distribution in the event of the participant’s death, or pursuant to the terms of a “qualified domestic relations order” (as defined in Section 414(p) of the Code).  Unless otherwise determined by the Administrator, during the grantee’s lifetime, an award may be exercised only by the grantee or, during a period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

Change of Control. In the event of a change of control of the Company (as defined in the Plan), holders of options and other awards that are exercisable or convertible, or that become exercisable or convertible upon or prior to a change of control as provided for in the agreement evidencing such award, may exercise or convert such awards immediately prior to the change of control.  If the agreement evidencing the award makes no provision for the acceleration of exercisability or conversion of the award in connection with a change of control, any unvested portion of such award may terminate upon the change of control.

Amendments, Termination and Modification. The Board of Directors may at any time for any reason amend or discontinue the Plan, but no such action may be taken which adversely affects any rights under an outstanding award without the holder’s consent.  However, the Board of Directors may not amend or modify the Plan or any portion thereof without the approval of the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations.  Furthermore, the Administrator may not amend or modify any award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

Term of the Plan.  Unless sooner terminated by the Board, the Plan will terminate ten years from the date that it was approved by the stockholders, or April 27, 2021.  The termination of the Plan will not, however, affect the validity of any awards outstanding on the date of termination.

Item 9 — Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits.

4.1                                WSB Holdings, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 22, 2011).

4.2                                Form of Restricted Stock Agreement.

4.3                                Form of Non-Qualified Stock Option Grant Agreement.

4.4                                Form of Incentive Stock Option Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2011	WSB HOLDINGS, INC.

/s/ Carol A. Ramey
Carol A. Ramey
Senior Vice President and Chief Financial Officer